                                                                     EXHIBIT 2.3


                        TRANSITIONAL SERVICES AGREEMENT
                        -------------------------------



     AGREEMENT, made as of the 6th day of November, 1996, among HOWMEDICA INC., a Delaware corporation, ("Vendor"), HOWMEDICA GmbH, a German corporation, ("Howmedica Germany") DIAMETRICS MEDICAL, INC., a Minnesota corporation, ("Purchaser") and BIOMEDICAL SENSORS LTD, an English corporation ("BSL").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Vendor and Purchaser have entered into a Sale and Purchase Agreement of even date herewith, (the "Sale Agreement"), providing for the sale by the Vendor to Purchaser of all of the stock of BSL, as more fully set forth in the Sale Agreement (the "Sale"); and

     WHEREAS, the parties wish to enter into an agreement setting forth the terms pursuant to which Howmedica Germany, which is an Affiliate of Vendor, will render, or cause its Affiliates to render, certain services and provide, or cause its Affiliates to provide, certain facilities to Purchaser or BSL on an interim basis after the Completion Date (as defined in the Sale Agreement) with respect to Purchaser's operation of BSL and the Business carried out by BSL.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the signatories covenant and agreement as follows:

ARTICLE 1 - DESCRIPTION OF SERVICES
-----------------------------------

     1.01 The intent of this Article 1 is to enable Purchaser or BSL, as the case may be, to receive certain services and to obtain the use of certain facilities from Howmedica Germany on an interim basis in order to permit Purchaser and BSL the opportunity to obtain alternate sources of supply of such services within a reasonable time after the date hereof.

     1.02 The services to be supplied and the facilities to be provided to Purchaser and BSL shall be the services and facilities identified in Exhibit A
                                                                     ---------
and Exhibit B hereto.
    ---------

ARTICLE 2 - PERIOD OF SERVICES; TERM
------------------------------------

     2.01 The parties agree that all services covered by this Agreement shall terminate on 30 November, 1996, except that the Purchaser shall have the option to extend the services for two additional consecutive 30 day periods. Notice of any such 30 day extension shall be given to the Vendor in writing at least 14 days prior to the date on which this Agreement would otherwise terminate. The provisions of this Agreement shall continue to govern the provision of such services during any extension period for any such service.

     2.02 Purchaser and BSL agree to proceed as promptly as reasonably possible after the date hereof to obtain alternate sources of supply for services to be initially provided hereunder. As soon as Purchaser or BSL shall obtain an alternate source of supply of any of the services to be provided hereunder, they shall promptly notify Howmedica Germany and Vendor and such parties may thereupon terminate the provision of such service.
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                                       2

ARTICLE 3 - COMPENSATION
------------------------

     3.01 Purchaser shall pay to Howmedica Germany a fee (in local currency) for each service which shall be provided to Purchaser and BSL hereunder shall be as follows: (1) shared services as defined in Exhibit A will be charged in accordance with Howmedica Germany's 1996 budgeted charges for such service (in local currency); (2) Direct Services as defined in Exhibit B shall be charged at actual cost (in local currency).

     3.02 In the event that within sixty (60) days after (i) receipt of any invoice for the services hereunder or (ii) receipt of a verification certificate provided pursuant to Article 9, whichever is later, Purchaser shall notify Vendor in writing that it does not accept such invoiced Fee and the parties cannot resolve the matter in a mutually satisfactory manner, then the matter shall be submitted within thirty (30) days from the date of such notice to independent public accountants, mutually acceptable to, and at the joint expense of, the parties. The decision of such independent public accountants with respect to such matter shall be binding upon the parties.

ARTICLE 4 - PAYMENT TERMS
-------------------------

     4.01 Vendor shall invoice Purchaser for services performed hereunder on a monthly basis. Payments shall be due net thirty (30) days from date of invoice and shall provide a statement of the budgeted charges for each such service for Howmedica Germany for 1996 . Separate invoices shall be rendered for each of the respective services rendered pursuant to this Agreement.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES; CLAIMS
--------------------------------------------------

     5.01 The Service Fees will be prepared in a manner consistent with the 1996 budgeted charges for Howmedica Germany.

     5.02 Vendor and Howmedica Germany will perform the services to be performed by them hereunder in a competent, businesslike manner and shall charge the Service Fee in accordance with Howmedica Germany's 1996 budgeted charges for the services. The receipt by Purchaser or BSL of such services shall be an unqualified acceptance of, and a waiver by Purchaser and BSL of its right to make any claim (other than one based on gross negligence or fraud) with respect to such services unless Purchaser gives Vendor written notice of claim within thirty (30) days after performance by Howmedica Germany, of the service which is the subject of claim.

     5.03 THERE ARE NO EXPRESS OR IMPLIED WARRANTIES BY EITHER PARTY AND NO WARRANTY SHALL BE IMPLIED UNDER THIS AGREEMENT OR AT LAW INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE as to the services to be performed hereunder.

ARTICLE 6 - REIMBURSEMENT OF OUT-OF-POCKET EXPENSES; COOPERATION
----------------------------------------------------------------

     6.01  Purchaser shall reimburse Vendor and Howmedica Germany, within thirty
(30) days of receipt of invoices, for all reasonable out-of-pocket expenses incurred on behalf of Purchaser or BSL hereunder.
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                                       3

     6.02 The parties agree to cooperate from and after the Closing Date with respect to the providing of information and documentation to each other which is necessary for the provision of transition services hereunder.

ARTICLE 7 - ASSIGNMENT
----------------------

     7.01 Neither party shall assign this Agreement, or any part hereof, without the prior written consent of the other party except that Purchaser may, at is election assign its rights under this Agreement in whole or in one or more parts to any one or more Affiliates of the Purchaser and any assignment in violation of this provision shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

ARTICLE 8 - INDEMNIFICATION
---------------------------

     8.01 The parties recognize that, for a period of time following the date hereof, personnel of Purchaser or BSL may be on the premises of Howmedica GmbH for various business purposes. Purchaser ("the identifying party") agrees that it will protect, indemnify and save Howmedica Germany and Vendor (the "indemnified parties") harmless from and against all liabilities, actions, damages, claims, demands, judgments, losses, expenses, suits or actions and attorneys fees, and will defend such parties in any suit for injuries to or death of any person or persons, or loss of or damage to the property of any person or persons whomsoever (including without limitation the agents and employees of the indemnified parties) arising out of the actions of the indemnifying party's obligations hereunder. The indemnified parties shall give the indemnifying party prompt notice of any claim, action or suit asserted against it and the indemnifying party shall have the sole right to defend such action or suit. In the case of joint or concurring negligence of the parties giving rise to a loss or claim against either or both, each shall have full rights of contribution against the other.

ARTICLE 9 - VERIFICATION OF INVOICES
------------------------------------

     9.01 If following receipt of any invoice hereunder Purchaser shall notify Vendor that it questions or disputes all or any part of such invoice, Vendor shall provide to Purchaser, within thirty (30) days of such request a certificate, signed by the appropriate department head, explaining the matter or matters in question in reasonable detail to permit Purchaser to verify the accuracy of any charges invoiced to it hereunder.

ARTICLE 10 - FORCE MAJEURE
--------------------------

     10.01 No party hereunder shall be liable to another for its failure to perform hereunder caused by contingencies beyond its control including, but not limited to, acts of God, fire, flood, wars, sabotage, strike, government actions and any other similar occurrence beyond the non-performing party's control.

ARTICLE 11 - INDEPENDENT CONTRACTOR
-----------------------------------

     11.01 The parties shall each be an independent contractor in the performance of its obligations hereunder.

ARTICLE 12 - NOTICES
--------------------

     12.01 All notices or communications required hereunder shall be deemed given when actually delivered, or if sent by registered mail, postage prepaid, return receipt
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                                       4

requested, on the date of receipt, and addresses to the other party at the address set forth below.


     If to Vendor:

     Howmedica, Inc.
     235 East 42nd Street
     New York, New York 10017
     Attention:  Mr. Charles F. Raeburn
     Telecopy No.:  (212) 573-1895

     With a copy to:

     Pfizer Inc.
     235 East 42nd Street
     New York, New York 10017
     Attention:  Office of the General Counsel
     Telecopy No.:  (212) 573-1445

     If to Purchaser:

     Biomedical Sensors Limited
     5 Manor Courtyard
     Hughenden Avenue
     High Wycombe, Bucks HP13 5RE
     England

     With a copy to:

     Diametrics Medical, Inc.
     2658 Patton Road
     St. Paul, Minnesota 56118

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

ARTICLE 13 - GOVERNING LAW
--------------------------

     13.01  Governing Law.  This Agreement shall be construed in accordance with
            -------------
and governed by the laws of the State of New York applicable to agreements made and to be performed in such jurisdiction. Should any dispute arise in connection with this Agreement, the matter in dispute shall be referred to three arbitrators, one to be appointed by each of the parties hereto and the third by the two so chosen. Their decision or that of any two of them shall be final and binding upon all parties. The proceedings (including the appointment of the arbitrators) shall be conducted in accordance with and under the Conciliation and Arbitration Rules of the International Chamber of Commerce, shall be conducted in English in New York, New York, and shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such jurisdiction. With respect to any suit, action or proceeding relating to the enforcement of such decision
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                                       5

("Proceedings"), each party irrevocably: (I) submits to the non-exclusive jurisdiction of the United States District Court located in the Borough of Manhattan in New York City, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Each party not resident in the State of New York irrevocably appoints each of its Affiliates resident in the State of New York to receive, for it and on its behalf, service of process in any Proceedings. If for any reason such Affiliates are unable to act as its agent for service of process, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 14.08. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

ARTICLE 14 - STANDARD PURCHASE ORDER FORMS
------------------------------------------

     14.01 To the degree that either or both of the parties hereto find it convenient to employ their standard forms of purchase order or acknowledgment of order in administering the terms of this Agreement, it or they may do so, but none of the terms and conditions printed or otherwise appearing on such form shall be applicable except to the extent that it specifies information required to be furnished by either party hereunder.

ARTICLE 15 - HEADINGS
---------------------

     15.01 The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

ARTICLE 16 - MODIFICATIONS
--------------------------

     16.01 This Agreement contains the entire understanding and agreement between the parties hereto as to the services being performed hereunder. It may not be amended or modified except by a written instrument executed by the parties hereto.

ARTICLE 17 - DEFINED TERMS
--------------------------

     17.01 Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

ARTICLE 18 - CUMULATIVE EFFECT
------------------------------

     18.01 The rights and obligations of the parties under this Agreement shall be cumulative to and not exclusive of the rights and obligations of the parties contained in the Purchase Agreement.


ARTICLE 19 - INTERPRETATION
---------------------------

     19.01 All references in this Agreement to "Purchaser" or "Vendor" or a "party" shall be deemed to include such party's Affiliates unless the context requires otherwise. All references in this Agreement to "services to be supplied" or similar language shall be deemed to include "facilities to be provided" unless the context requires otherwise. To the extent that this Agreement purports to impose any obligation on the Affiliates of a party, such party shall cause its Affiliates to fulfill such obligation.
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                                       6

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                 HOWMEDICA, INC.


                                 By:_________________________



                                 HOWMEDICA GmbH


                                 By:_________________________



                                 DIAMETRICS MEDICAL, INC.


                                 By:_________________________



                                 BIOMEDICAL SENSORS, LTD


                                 By:_________________________
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                                       7


                                   EXHIBIT A

                                Shared Services
                                ---------------

                                Warehousing
                                Distribution/Customer Service
                                Invoicing
                                Payroll
                                General Accounting
                                Administrative Support
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                                       8

                                   EXHIBIT B

                                Direct Services
                                ---------------

                                Compensation & Benefits
                                Direct Marketing Expenses
                                        Travel & Expenses
                                        Auto Expenses
                                        Other Direct Expenses